As filed with the Securities and Exchange Commission on October 12, 2005
                                                     Registration No.
-------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                           FREMONT GENERAL CORPORATION
             (Exact name of Registrant as specified in its charter)

              NEVADA                                         95-2815260
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                    Identification Number)

                          2425 OLYMPIC BLVD., 3RD FLOOR
                         SANTA MONICA, CALIFORNIA 90404

    (Address, including zip code of Registrant's principal executive offices)


                           FREMONT GENERAL CORPORATION
                                 1997 STOCK PLAN
                            (Full title of the plan)


                                 ALAN W. FAIGIN
                          SECRETARY AND GENERAL COUNSEL
                           FREMONT GENERAL CORPORATION
                          2425 OLYMPIC BLVD., 3RD FLOOR
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 315-5500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            RICHARD A. BOEHMER, ESQ.
                              O'MELVENY & Myers LLP
                              400 SOUTH HOPE STREET
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 430-6643

                                   CALCULATION OF REGISTRATION FEE
========================================================================================================
  TITLE OF SECURITIES             AMOUNT             PROPOSED              PROPOSED           AMOUNT OF
    TO BE REGISTERED              TO BE               MAXIMUM              MAXIMUM          REGISTRATION
                               REGISTERED            OFFERING             AGGREGATE              FEE
                                                       PRICE               OFFERING
                                                     PER SHARE              PRICE
-----------------------     ------------------     ------------      --------------------   ------------
Common Stock
  $1.00 par value .....     949,821 shares (1)     $ 20.59  (2)      $ 19,556,814.39  (2)   $   2,301.84
========================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Fremont General Corporation (the "Company" or the "Registrant"), common stock, par value $1.00 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Fremont General Corporation 1997 Stock Plan, as amended (the "Plan"), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. The number of shares of Common Stock covered by this Registration Statement represents additional shares that have been added to the shares available for issuance under the Plan, in accordance with its automatic annual share replenishment provision.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange consolidated reporting system on October 11, 2005.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     Fremont General Corporation (the "Registrant") has filed with the Commission the following registration statements with respect to the Plan, the contents of which are incorporated herein by reference:

     1. The Registrant's Registration Statement on Form S-8 filed with the Commission on October 17, 1997 (Registration No. 333-38141).

     2. The Registrant's Registration Statement on Form S-8 filed with the Commission on July 29, 1998 (Registration No. 333-60109).

     3. The Registrant's Registration Statement on Form S-8 filed with the Commission on September 24, 1999 (Registration No. 333-87777).

     4. The Registrant's Registration Statement on Form S-8 filed with the Commission on July 7, 2000 (Registration No. 333-40978).

     5. The Registrant's Registration Statement on Form S-8 filed with the Commission on August 17, 2001 (Registration No. 333-67788).

     6. The Registrant's Registration Statement on Form S-8 filed with the Commission on August 21, 2002 (Registration No. 333-98491).

     7. The Registrant's Registration Statement on Form S-8 filed with the Commission on November 4, 2003 (Registration No. 333-110217).


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 8.    EXHIBITS.


     EXHIBIT                              DESCRIPTION
      NUMBER
     --------  -----------------------------------------------------------------

          4.1 Fremont General Corporation 1997 Stock Plan. (Incorporated by reference to Exhibit 10.10 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.)

          4.2 Amendment to the Fremont General Corporation 1997 Stock Plan (Incorporated by reference to Exhibit 10.8(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.)

          5.1 Opinion of O'Melveny & Myers LLP with respect to the securities being registered.

         23.1  Consent of Independent Registered Public Accounting Firm.

         23.2  Consent of Counsel (contained in Exhibit 5.1)

         24.1  Power of Attorney (see page 4).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 12th day of October 2005.

                                       FREMONT GENERAL CORPORATION

                                       By:    /S/ LOUIS J. RAMPINO
                                       -----------------------------------------
                                       Name:  Louis J. Rampino
                                       Title: President and Chief Executive
                                              Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. McIntyre, Louis J. Rampino and Wayne R. Bailey, jointly and severally, as his or her attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURES                       TITLE                          DATE


/S/  JAMES A. MCINTYRE        Chairman of the Board             October 12, 2005
------------------------
James A. McIntyre



/S/  LOUIS J. RAMPINO         President, Chief Executive        October 12, 2005
-------------------------     Officer and Director
Louis J. Rampino              (Principal Executive Officer)


/S/  WAYNE R. BAILEY          Executive Vice President and      October 12, 2005
-------------------------     Chief Operating Officer and
Wayne R. Bailey               Director


/S/  PATRICK E. LAMB          Senior Vice President.            October 12, 2005
-------------------------     Treasurer and Chief Financial
Patrick E. Lamb               Officer (Principal Accounting
                              Officer)

/S/  THOMAS W. HAYES          Director                          October 12, 2005
-------------------------
Thomas W. Hayes


/S/  ROBERT R. LEWIS          Director                          October 12, 2005
-------------------------
Robert F. Lewis

/S/  RUSSELL K. MAYERFELD     Director                          October 12, 2005
-------------------------
Russell K. Mayerfeld


/S   DICKINSON C. ROSS        Director                          October 12, 2005
-------------------------
Dickinson C. Ross

                                INDEX TO EXHIBITS

     EXHIBIT                              DESCRIPTION
      NUMBER
     --------  -----------------------------------------------------------------


          4.1 Fremont General Corporation 1997 Stock Plan. (Incorporated by reference to Exhibit 10.10 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.)

          4.2 Amendment to the Fremont General Corporation 1997 Stock Plan (Incorporated by reference to Exhibit 10.8(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.)

          5.1 Opinion of O'Melveny & Myers LLP with respect to the securities being registered.

         23.1  Consent of Independent Registered Public Accounting Firm.

         23.2  Consent of Counsel (contained in Exhibit 5.1)

         24.1  Power of Attorney (see page 4).